SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 22, 2006

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

Effective March 22, 2006, Beazer Homes USA, Inc. (the “Company”) amended (“First Amendment”) its four-year unsecured revolving credit facility (the “Credit Facility”) to increase the Company’s maximum land inventory ratio, defined as adjusted land value to the sum of consolidated tangible net worth credit plus 50% of consolidated subordinated debt (as those terms are defined in the Credit Facility) to 1.25 to 1.0.

No other changes were made to the Credit Facility.  The Credit Facility matures on August 21, 2009.  The First Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above description is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01                     Financial Statements and Exhibits.

(d)     Exhibits

10.1                         First Amendment to Credit Agreement dated as of March 22, 2006, among Beazer Homes USA, Inc., as Borrower, the Lenders Parties Thereto and JPMorgan Chase Bank, N.A. as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: March 27, 2006	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer